SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                                                                                       Air T, Inc.
                                             (Name of Registrant as specified in its charter)
____________
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AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 25, 2008

To Our Stockholders:

The annual meeting of stockholders of Air T, Inc. (the “Company”) will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Thursday, September 25, 2008 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	To elect nine directors to serve until their successors are duly elected and qualified;

2.
To approve a proposed amendment to the Company’s certificate of incorporation to eliminate personal liability of a director to the Company and its stockholders for monetary damages to the fullest extent permitted by law;

3.	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accountants of the Company for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 1, 2008 are entitled to notice of and to vote at the annual meeting and adjournments thereof.  You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting.  Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting.  We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be.  To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided.  If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker.  You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

The 2008 annual report of the Company also accompanies this notice.

By Order of the Board of Directors

John Parry
Secretary

August 14, 2008

[Intentionally left blank.]

  Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (828) 464-8741

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Thursday, September 25, 2008 at 10:00 a.m. at 101 Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina.  The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend.  You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person.

All shares represented by valid proxies and not revoked before they are exercised will be voted as specified. If no specification is made, proxies will be voted "FOR" electing all nominees for director listed on the proxy in Item 1, “FOR” the proposed amendment to the Company’s certificate of incorporation set forth in Annex C to this proxy statement and "FOR" ratifying Dixon Hughes PLLC as the Company’s independent registered public accountants for the 2009 fiscal year.  The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting.  If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and the Company’s 2008 Annual Report to Stockholders are being first mailed to our stockholders on or about August 14, 2008.  The Annual Report does not constitute "soliciting material” and is not to be deemed "filed" with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form. Our employees may solicit proxies, either personally, by letter or by telephone. Our employees will not be specifically compensated for these services.  In addition, the Company has retained  Morrow & Co., LLC. to assist in soliciting proxies from stockholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $3,500 for its services, plus the firm’s expenses and disbursements.

VOTING SECURITIES

Only stockholders of record at the close of business on August 1, 2008 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof.  The number of outstanding shares entitled to vote at the stockholders meeting is 2,423,506.  The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting.  Directors will be elected by a plurality of the votes cast.  Cumulative voting is not allowed.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.  The affirmative vote of a majority of the shares entitled to vote at the meeting is required to approve the proposed amendment to the certificate of incorporation.  Accordingly, abstentions and broker non-votes, if any, will have the effect of votes cast against the proposed amendment.  The ratification of independent auditors and any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote.  On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2008 by each person that beneficially owns five percent or more of the shares of Common Stock.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of June 1, 2008		Percent Of Class
Common Stock, par value $.25 per share	Walter Clark 3524 Airport Road Maiden, North Carolina 28650	159,089	(1)	6.5%
_____________________________

(1)
Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark and also includes 16,667 shares which Mr. Clark has the right to acquire within 60 days through the exercise of stock options.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Under the Company’s certificate of incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified.  The number of directors constituting the Board of Directors has been set at nine by a resolution adopted by the Board of Directors pursuant to the Company’s bylaws.  Accordingly, up to nine directors may be elected at the annual meeting.  All of the incumbent directors were elected by the stockholders at the last annual meeting.

The following sets forth certain information with respect to the individuals who are nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting.  Each of the following is currently a director of the Company.  Mr. Parry is the Company’s Chief Financial Officer and his employment agreement requires that he continue to be considered by the Nominating Committee of the Board of Directors for nomination for election as a director for so long as he continues to serve as the Company’s Chief Financial Officer.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors (Item 1 on the enclosed proxy card).

Walter Clark, age 51, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997.  Mr. Clark also serves as a director of Mountain Air Cargo, Inc. (“MAC”) and CSA, Air, Inc. (“CSA”), subsidiaries of the Company, and as the Chief Executive Officer of MAC, Executive Vice President of Global Ground Support, LLC (“GGS”) and Global Aviation Services, LLC (“GAS”), other subsidiaries of the Company, President of CSA and Executive Vice President of MAC Aviation Services, LLC (“MACAS”), a Company subsidiary.  Mr. Clark was elected a director of the Company in April 1996.  Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

John Parry, age 51, has served as Vice President-Finance and Chief Financial Officer of the Company since November 2006 and as a director of the Company since September 2007.  Mr. Parry also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, Chief Financial Officer of MAC, GGS and GAS and as Vice President-Finance, Treasurer and Secretary of GGS, GAS and MACAS.  Mr. Parry is a Certified Public Accountant and served as Chief Financial Officer for Empire Airlines, Inc., a privately held FedEx feeder airline from 2001 until joining the Company.

William H. Simpson, age 61, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985.  Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of GGS.

Claude S. Abernethy, Jr., age 81, was first elected as director of the Company in June 1990.  Mr. Abernethy serves as a Senior Vice President of Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor.  Mr. Abernethy is also a director of Carolina Mills, Inc., a privately held textile manufacturing company.

Sam Chesnutt, age 73, was first elected a director of the Company in August 1994.  Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm.  From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

Allison T. Clark, age 52, has served as a director of the Company since May 1997.  Mr. Clark has been self-employed in the real estate development business since 1987.

George C. Prill, age 85, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984.  Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, from November 1992 until 2001.  Since 1979, Mr. Prill has served as President of George C. Prill & Associates, Inc., which performs consulting services for the aerospace and airline industry.  Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

Dennis A. Wicker, age 55, has served as a director of the Company since October 2004.  Mr. Wicker is a partner and member of the managing committee of the law firm Schottenstein Zox & Dunn Co., LPA, which he joined in March 2008.  Prior to that he was a member of the law firm of Helms, Mullis & Wicker PLLC, which he joined in 2001 following eight years of service as Lieutenant Governor of the State of North Carolina.  Mr. Wicker is a member of the boards of directors of Coca-Cola Bottling Co. Consolidated and First Bancorp.

J. Bradley Wilson, age 55, has served as a director of the Company since September 2005.  Mr. Wilson serves as Chief Operating Officer of Blue Cross and Blue Shield of North Carolina, a health benefits company.  He joined Blue Cross and Blue Shield of North Carolina in December 1995 and previously served as Executive Vice President, Chief Administrative Officer, Senior Vice President and General Counsel until his appointment as Chief Operating Officer in November 2006.  Prior to joining Blue Cross and Blue Shield of North Carolina, Mr. Wilson served as General Counsel to Governor James B. Hunt, Jr. of North Carolina and in private practice as an attorney in Lenoir, North Carolina.  Mr. Wilson currently serves on the Board of Governors of the University of North Carolina and is a past Chairman of that board and he previously served as Chairman and on the Board of Directors of the North Carolina Railroad Company.

Allison Clark and Walter Clark are brothers.

Director Compensation

During the fiscal year ended March 31, 2008, each director received a director’s fee of $1,000 per month and an attendance fee of $500 paid to outside directors for each meeting of the board of directors or a committee thereof.  Commencing April 1, 2006, members of the Audit Committee received, in lieu of the $500 meeting fee, a monthly fee of $500, while the Chairman of the Audit Committee received a monthly fee of $700.  Pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), upon stockholder approval of the Plan, each director who was not an employee of the Company received an option to purchase 2,500 shares of Common Stock at an exercise price of $10.15 per share (the closing bid price per share on the date of stockholder approval of the Plan.)  The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan.  Such options vest one year after the date they were granted and expire ten years after the date they were granted.  All outstanding options under the Plan vested in 2006.

The following table sets forth the compensation paid to each of the Company’s non-employee directors in the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash	Total
Claude S. Abernethy, Jr.	$23,900	$23,900
Sam Chesnutt	21,000	21,000
Allison T. Clark	15,000	15,000
John J. Gioffre(1)	6,000	6,000
George C. Prill	21,000	21,000
Dennis A. Wicker	15,500	15,500
J. Bradley Wilson	14,500	14,500
_________________________

(1)	Mr. Gioffre ceased serving as an employee of the Company in December 2006 and as a director in September 2007.

Committees

The Board of Directors has four standing committees:  the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.  The Audit Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Abernethy serving as chairman.  The Audit Committee met four times during the fiscal year.  On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee.  The Charter was most recently approved by the Board of Directors on July 29, 2005.  A copy of the current Charter is included with this Proxy Statement as Annex A and additional copies will be provided to stockholders upon written request to the Secretary of the Company.  The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent auditors to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent auditors, to review the adequacy of the Company’s system of internal accounting controls and the scope and results of internal auditing procedures, to review and periodically discuss with the independent auditor all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent auditors prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees.  A copy of the Audit Committee’s report for the fiscal year ended March 31, 2008 is included in this Proxy Statement.  The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements.

The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Chesnutt serving as chairman.  The functions of the Compensation Committee include establishing policies for the compensation of the Company’s executive officers and determining the types and amounts of remuneration to be paid to the Company’s executive officers.  The Compensation Committee met once during the fiscal year.

The Nominating Committee consists of Messrs. Abernethy, Chesnutt and Wicker, with Mr. Wicker serving as chairman.  The Nominating Committee is responsible for evaluating potential nominees for election as directors and recommending nominees to the Board of Directors, as well as recommending the functions and the membership of the committees of the Board of Directors.  A copy of the charter of the Nominating Committee is attached as Annex B to this Proxy Statement and additional copies will be provided to stockholders upon written request to the Secretary of the Company.  The charter of the Nominating Committee is not available on the Company’s website.  The Nominating Committee met once during the fiscal year.

The Executive Committee consists of Messrs. Walter Clark, Abernethy, Chesnutt and Prill, with Mr. Clark serving as chairman.  The Executive Committee is authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors to the extent permitted by Delaware law and not otherwise specifically delegated to another committee.  The Executive Committee did not meet during the fiscal year.

Director Independence

The Board of Directors has determined that none of the nominees for election to the Board of Directors other than Messrs. Walter Clark, Parry and Simpson (all members of management) and Mr. Allison Clark (who is Mr. Walter Clark’s brother) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of rules of the Nasdaq Capital Market.  All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards.  In addition, the Board of Directors has determined that the members of the Audit Committee meet the heightened standards of independence applicable to members of an audit committee.

Attendance of Meetings

During the fiscal year ended March 31, 2008, the Board of Directors met six times.  Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees thereof on which such director served during such period, except for Mr. Chesnutt.  The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders.  Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders other than stockholders who are also officers of the Company.  At the annual meeting of stockholders held in 2007, two members of the Board of Directors, who are also officers of the Company, attended the annual meeting of stockholders.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re−election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policy−making level in business, government, education, technology or philanthropy;

•
candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

When a vacancy exists on the Board of Directors, the Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions.  The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time.  The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders.  The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case−by−case basis.

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors, nominees and executive officers of the Company as a group as of June 1, 2008.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
		Shares and Percent of Common Stock Beneficially Owned as of June 1, 2008
Name	Position with Company	No. of Shares		Percent
Walter Clark	Chairman of the Board of Directors and Chief Executive Officer	159,089	(1)(2)	6.5%
John Parry	Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	5,000	(2)	-
William H. Simpson	Executive Vice President, Director	12,004	(2)	*
Claude S. Abernethy, Jr.	Director	2,500	(2)	*
Sam Chesnutt	Director	2,500	(2)	*
Allison T. Clark	Director	2,500	(2)	*
George C. Prill	Director	3,500	(2)	*
Dennis A. Wicker	Director	3,500	(2)	*
J. Bradley Wilson	Director	2,500	(2)	*
All directors, nominees and executive officers as a group (9 persons)	N/A	193,093	(2)	7.8%
________________________

*           Less than one percent.
(1)	Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.
(2)
Includes shares which the following executive officers and non-employee directors have the right to acquire within 60 days through the exercise of stock options issued by the Company: Mr. Walter Clark, 16,667 shares; Mr. Parry, 5,000 shares; Mr. Simpson, 10,000 shares; Mr. Abernethy, 2,500 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Prill, 3,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all directors and executive officers as a group, 48,667.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2008 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid during each of the two most recent fiscal years to the Company’s Chief Executive Officer and to the two other most highly compensated executive officers as of March 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

Walter Clark	2008	$206,000	$81,619	$116,495	-	$25,943	(5)	$430,057
President and Chief Executive Officer	2007	206,000	51,013	88,399	-	25,490	(5)	370,902

John Parry (8)	2008	135,211	27,524	87,371	-	18,989	(6)	269,095
Vice President-Finance and Chief Financial Officer(Principal Financial Officer)	2007	52,985	10,321	33,150	-	19,888	(6)	116,344

William H. Simpson	2008	206,000	48,978	116,495	$118,822	18,924	(7)	509,219
Executive Vice President	2007	206,000	30,608	88,399	(27,548)	18,594	(7)	316,053
_______________________

(1)      Includes annual director fees of $6,000 each for Mr. Clark and Mr. Simpson.  Mr. Parry was elected to Board of Directors in September 2007 and received $3,000 in fiscal 2008.

(2)      The estimated value of the stock options has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for Statement of Financial Accounting Standards 123(R) reporting during fiscal 2008 and 2007 and do not reflect risk of forfeiture or restrictions on transferability. The estimated value has been determined by application of the Black-Scholes option-pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant. See Notes to the Consolidated Financial Statements in Item 8 for a complete description of the option plan and the key assumptions used to determine estimated value of the stock options.

(3)      Pursuant to their employment agreements, Mr. Clark and Mr. Simpson are entitled to receive incentive compensation equal to two percent (2%) of the earnings before income taxes or extraordinary items reported each year by the Company in its Annual Report on Form 10-K. Mr. Parry is entitled to receive incentive compensation equal to one and one-half percent (1.5%) of the earnings before income taxes or extraordinary items.  The amount for Mr. Parry is prorated in fiscal 2007 to reflect a partial year of employment.  This compensation is paid out in June following the fiscal year end.

(4)      Represents the aggregate change in the actuarial present value of Mr. Simpson’s accumulated benefit under the retirement provisions of his employment agreement.

(5)      For fiscal 2008, includes $4,650 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $12,654 for personal use of corporate airplane, $4,800 for auto allowance and $3,839 for personal auto expenses.  For fiscal 2007, includes $3,506 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $15,802 for personal use of corporate airplane, $4,800 for auto allowance and $1,382 for personal auto expenses.

(6)      For fiscal 2008, includes, $3,110 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $6,079 for personal auto expenses, $2,000 for temporary housing allowance and $3,000 for supplemental pay in lieu of directors’ fees.  For fiscal 2007, includes $2,000 for auto allowance, $2,690 for personal auto expenses, $5,500 temporary housing allowance, $2,750 for supplemental pay in lieu of directors’ fees and $6,948 for relocation expenses.

(7)      For fiscal 2008, includes $5,804 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $4,915 for personal auto expenses and $3,405 for country club dues.  For fiscal 2007, includes $6,000 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $4,794 for personal auto expenses and $3,000 for country club dues.

(8)      Mr. Parry was hired by the Company in October 2006.   Accordingly, fiscal 2007 amounts do not reflect a full year of employment.

On August 15, 2006, the Company awarded Mr. Clark and Mr. Simpson options to acquire, respectively, 50,000 and 30,000 shares of common stock.  The exercise price of these options is $8.29 per share.  On December 6, 2006, the Company awarded Mr. Parry options to acquire 15,000 shares of common stock.  The exercise price of these options is $9.30 per share.  These options become vested and exercisable in three equal annual installments beginning with the date of grant, or if earlier, upon a change of control of the Company or the date the employee terminates employment due to death, disability or retirement.  The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability or retirement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Walter Clark	16,667	33,333	(2)	$8.29	08/15/16
John Parry	5,000	10,000	(3)	9.30	12/06/16
William H. Simpson	10,000	20,000	(2)	8.29	08/15/16

(1)
All option awards were made under the Company’s 2005 Equity Incentive Plan.  Under the terms of the plan, option awards were made without any corresponding transfer of consideration from the recipients.

(2)	Stock options vest at the rate of 33-1/3% per year with vesting dates of 08/15/07, 08/15/08 and 08/15/09.

(3)	Stock options vest at the rate of 33-1/3% per year with vesting dates of 12/06/07, 12/06/08 and 12/06/09.

Executive Officer Employment Agreements

Chief Executive Officer.  On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer.  The agreement has an initial term of two years and renews for successive additional one-year periods on each anniversary of the date of the agreement unless either the Company or Mr. Clark gives notice of non-renewal within 90 days prior to that anniversary date.  The agreement provides for an annual base salary of $200,000, subject to increases as subsequently determined by the Company’s Board of Directors or its Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Clark is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to use corporate passenger aircraft for personal use, with the requirement that he reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

Other Executive Officers.  Effective January 1, 1996, the Company entered into an employment agreement with William H. Simpson, an Executive Vice President of the Company.  In the absence of any notice from one party to the other to terminate automatic extensions of the term of the agreement, the agreement is automatically extended each December 1 so that upon each automatic extension the remaining term of the agreement is three years and four months.  The agreement provided for an initial annual base salary of $165,537, which was subsequently increased and is subject to further increases as determined by the Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Simpson is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive an annual automobile allowance of $4,800.

The agreement provides that upon the Mr. Simpson’s retirement he will be entitled to receive an annual benefit equal to $75,000, reduced by three percent for each full year that his retirement precedes the date he reaches age 65.  The retirement benefits under this agreement are to be paid, at Mr. Simpson’s election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain.  In the alternative, Mr. Simpson may elect to receive the entire retirement benefit in a lump sum payment equal to the then present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

Retirement benefits are to be paid commencing on his 65th birthday, provided that Mr. Simpson may elect to receive benefits earlier on the later of his 62nd birthday or the date on which his employment terminates, in which case benefits will be reduced as described above, provided that notice of his termination of employment is given at least one year prior to the termination of employment.  Any retirement benefits due under the employment agreement are to be offset by any other retirement benefits that Mr. Simpson receives under any other plan maintained by the Company.  In the event Mr. Simpson becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

In the event of Mr. Simpson’s death before retirement, the agreement provides that the Company will be required to pay an annual death benefit to his estate equal to the single life annuity benefit such he would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; with the amount reduced by five percent for each year his death occurs prior to age 65.

Effective October 6, 2006, the Company entered into an employment agreement with John Parry, Chief Financial Officer of the Company, which has a three-year term.  The agreement provides for an annual base salary of $125,000, subject to periodic review and increases as subsequently determined by the Company.  In addition, the agreement provides for annual bonus compensation equal to 1.5% of the Company’s consolidated earnings before income taxes as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Parry is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive a monthly automobile allowance of $400 plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies.

Severance and Change-in-control Provisions.  Mr. Clark’s employment agreement provides that the Company may terminate Mr. Clark’s employment at any time and for any reason.  However, if the Company terminates Mr. Clark’s employment other than for “disability” or “cause,” both as defined in the agreement, the Company is obligated to continue to pay Mr. Clark his then-current base salary for a period of two and one-half years, or at its election the Company can pay this amount in one lump-sum payment at the net present value of those payments, calculated by assuming an 8% discount rate.  In addition, during that two and one-half year period the Company must continue to provide to Mr. Clark all health and welfare benefits as existed on the date of termination of Mr. Clark’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage.  Mr. Clark is entitled to terminate his employment under the agreement at any time and for any reason.  However, following a “change in control” of the Company, as defined in the agreement, if Mr. Clark terminates his employment for “good reason,” which is defined in the agreement and includes a substantial reduction in responsibilities, relocation, increased travel requirements and adverse changes in annual or long-term incentive compensation plans, he is entitled to receive the same base salary payments and continued health and welfare benefits as described above.  The agreement provides that these base salary payments and continued health and welfare benefits are Mr. Clark’s sole remedy in connection with a termination of his employment.

Mr. Simpson’s employment agreement provides that if the Company terminates his employment other than for “cause” (as defined in the agreement), he will be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if he continued his employment through the date of the expiration of the agreement (assuming for such purposes that the amount of incentive bonus compensation would be the same in the remaining period under the agreement as was paid for the most recent year prior to termination of employment).  The agreement further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.  Mr. Simpson’s employment agreement automatically renews for a one-year term each March 31 unless he or the Company’s Board of Directors gives notice of termination by December 1 of the prior year.

Mr. Parry’s employment agreement provides that if the Company terminates Mr. Parry’s employment other than for “cause” (as defined in the agreement), Mr. Parry is entitled to receive his base salary for a period of twelve months and a pro-rated incentive bonus for that fiscal year.

401(k) Plan.  The Company sponsors the Air T, Inc. 401(k) Plan (the “Plan”), a tax-qualified Internal Revenue Code Section 401(k) retirement savings plan, for the benefit of substantially all of its employees, including its executive officers.  The Plan encourages saving for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the Plan.  The Company makes matching contributions to the Plan.

CERTAIN TRANSACTIONS

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, the estate of David Clark three unaffiliated third parties and two former executive officers.  On June 16, 2006, the Company and Airport Associates entered into an agreement to continue the lease of these facilities until May 31, 2008 at a monthly rental payment of $12,737.  The Company paid aggregate rental payments of $152,844 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2008.  The lease agreement includes an option permitting the Company to renew the lease for an additional two-year period, with the monthly rental payment to be adjusted to reflect the Consumer Price Index (CPI) change from June 1, 2006 to April 1, 2008.  The Company exercised the two-year option on April 16, 2008, with the new monthly rental amount of $13,437.  The lease agreement provides that the Company shall be responsible for maintenance of the leased facilities and for utilities, ad valorem taxes and insurance.  The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 2 – PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages resulting from certain breaches of the director's fiduciary duties to the corporation.  The Board of Directors has adopted a resolution to amend the Company’s certificate of incorporation to provide for the elimination of personal liability of a director to the Company and its stockholders for monetary damages to the fullest extent permitted by law.  To be effective, this amendment to the certificate of incorporation must be approved by the stockholders in the manner described in this proxy statement.  The Board of Directors is requesting stockholder approval of this amendment.  The amendment would add Article 9 to the Company’s certificate of incorporation, which Article 9 is set forth in Annex C to this proxy statement.

Background and Reasons for the Proposed Amendment

In order for a corporation to function properly, the directors of the corporation must be able to exercise independent business judgment without the fear of being second-guessed by courts and held liable for mistakes of judgment.  Directors' decisions are protected from being second-guessed by the so-called "business judgment rule."  The business judgment rule is a presumption that directors acted in what they determined in good faith, after appropriate consideration, to be in the best interests of the corporation and its stockholders.  Under the business judgment rule, a court will not hold directors liable for mistakes of judgment unless the presumption is rebutted, as long as the directors did not engage in self-dealing or otherwise have conflicts of interest.  Thus, the business judgment rule protects directors from personal liability to the corporation and its stockholders when their business decisions are subsequently challenged in court.

However, the business judgment rule alone is often not sufficient due to the too frequent occurrence of unwarranted litigation against corporate directors, the expense of defending or settling lawsuits, and the inevitable uncertainties in applying the business judgment rule to particular facts and circumstances.  As a result, corporations such as the Company, extend indemnity to, and provide insurance for, directors to protect them from litigation expenses and unforeseen liabilities.

As additional protection against such litigation expenses and unforeseen liabilities, the Delaware General Corporation Law allows Delaware corporations to eliminate or limit directors' personal monetary liability for certain breaches of fiduciary duty by including such a provision in the corporation’s certificate of incorporation.  Under Delaware law, such a provision could provide that a corporation's directors are not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•	any breach of the directors' duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the directors derive an improper personal benefit; or

•	unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law.

The risk of investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors of corporations is not uncommon.  In this environment, an individual may conclude that the potential exposure to the costs and risks of proceedings in which the individual may become involved as a director exceed any benefit to the individual from serving as a director.  The Board of Directors believes that, for this reason, provisions similar to the proposed amendment are routinely included in the certificate of incorporation of publicly traded Delaware corporations.  The Board of Directors believes that the adoption of the proposed amendment would reduce the costs and risks related to serving as a director and increase the Company's ability to continue to attract and retain qualified individuals to serve as directors.

Effect of Proposed Amendment

The proposed amendment would protect the Company's directors against personal liability to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty.  However, as indicated above, directors would remain liable for breaches of their duty of loyalty to the Company and its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and for transactions from which a director derives an improper personal benefit. Also, the proposed amendment would not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which imposes liability on directors for unlawful dividends or unlawful stock repurchases or redemptions.  Finally, the proposed amendment would not eliminate or limit the liability of directors arising in causes of action brought under federal laws, including federal securities laws.

While the proposed amendment would protect directors from awards of monetary damages for certain breaches of fiduciary duty, it would not eliminate a director's fiduciary duty.  In other words, a director is still required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of Delaware corporation law in carrying out the director's duties.  Accordingly, the proposed amendment would have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of fiduciary duty.  Also, under Section 102(b)(7) of the Delaware General Corporation Law, adoption of the proposed amendment would not eliminate or limit the liability of a director for any act or omission occurring prior to the amendment becoming effective, so directors would remain potentially liable for monetary damages in connection with any acts or omissions occurring prior to the effectiveness of the amendment.

The proposed amendment would provide that any repeal or modification of the provisions added to the certificate of incorporation by the amendment would be prospective only and would not adversely affect any limitation on the personal liability of a director of the Company existing at the time of any such repeal or modification.

If approved, the amendment will become effective upon the filing of a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of Delaware.  The approval and effectiveness of the amendment would not entitle stockholders to rights of dissent and appraisal under the Delaware General Corporation Law.

Vote Required to Approve the Amendment

Approval of the amendment requires the affirmative vote of a majority of the shares entitled to vote at the meeting.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation

The directors acknowledge that they and future directors would personally benefit from approval of the amendment.  However, for the reasons given in the section titled "Background and Reasons for Proposed Amendment," the Board of Directors recommends a vote “FOR” the proposal to amend the Company’s certificate of incorporation to add Article 9 thereto as set forth in Annex C to this proxy statement (Item 2 on the enclosed proxy card).

Because approval of the proposed amendment requires the affirmative vote of a majority of the shares entitled to vote at the meeting, and abstentions and broker non-votes will have the same effect as votes against this proposal, your vote is important.

PROPOSAL 3 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes PLLC to serve as the independent registered public accountants for the Company and its subsidiary corporations for the fiscal year ending March 31, 2009.  If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accountants.

Dixon Hughes PLLC has served as the independent registered public accountants for the Company since November 17, 2005.  Representatives of Dixon Hughes PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes PLLC as independent auditors for the fiscal year ending March 31, 2009 (Item 3 on the enclosed proxy card).

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accountants are approved by the Audit Committee in advance.  In addition, it is the Company’s practice that any invoices not covered by the annual engagement letter that are subsequently submitted by its independent registered public accountants are provided to the Chairman of the Audit Committee for approval prior to payment.  The independent auditor, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent auditor.

Audit Fees

Fees billed to the Company by its independent registered public accountant, Dixon Hughes PLLC, for each of the past two fiscal years were as follows:

	2008	2007

Audit Fees (1)	$150,000	$136,050
Audit Related Fees (2)	15,000	43,000
Tax Fees (3)	45,000	73,620
All Other Fees	-	-
_____________________

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are provided by Dixon Hughes PLLC in connection with regulatory filings or engagements.

(2)
Audit-related fees relate to professional services rendered that are related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  Audit-related fees also include fees associated with the audit of the Company’s employee benefit plan.

(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited financial statements as of and for the year ended March 31, 2008.  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.  The Audit Committee also has considered whether the independent registered public accountants provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

June 11, 2008

COMPENSATION COMMITTEE

Claude S. Abernethy, Jr., Chair
Sam Chesnutt
George C. Prill

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2008 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS.  SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN PARRY, SECRETARY.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director.  Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.”  All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors.  Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2009 MEETING

Proposals by stockholders for nominations for directors or other matters intended to be presented at the 2009 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than April 16, 2009 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting.  The inclusion of any proposal will be subject to applicable rules of the SEC.  In addition, the Company’s bylaws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director.  In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter.  Accordingly, to be considered at the 2008 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than May 28, 2009 and no later than June 27, 2009.  Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal.  Any stockholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2009 will have discretion to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than June 27, 2009.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented at the meeting.

AIR T, INC.

August 14, 2008

Annex A

AIR T, INC.

AUDIT COMMITTEE CHARTER
(RESTATED)

There shall be a committee of the Board of Directors to be known as the audit committee.

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of:

(1)	the quality and integrity of the accounting, auditing and reporting practices of the corporation;

(2)	the audits of the corporation’s financial statements and the independent auditor’s qualifications, independence and performance;

(3)	the corporation’s systems of internal control over financial reporting;

(4)	the corporation’s compliance with legal and regulatory requirements;

(5)	the performance of the corporation’s internal audit function;

and such other duties as directed by the board.  The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, and including at least one member who is an “audit committee financial expert” under Securities Exchange Commission regulations if one or more members of the board would qualify as an “audit committee financial expert” and would be eligible to serve on the audit committee.  Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the independence requirements of the NASDAQ Stock Market applicable to membership on the audit committee.

The committee is expected to maintain free and open communication (including regular private executive sessions) with the independent auditor, the internal auditors and the management of the corporation and to provide each group with full access to the committee (and the board) to report on any and all appropriate matters.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose and to have the corporation pay all reasonable fees of such advisors.

Responsibilities

The audit committee’s primary responsibilities include:

•
Selecting and retaining the independent accounting firm that audits the financial statements of the corporation and approving the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid therefor.  In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent and the nature and rigor of the audit process and receive and review all reports from management and the current auditor relevant to these determinations.

•
Reviewing and periodically discussing with the independent auditor all significant relationships the firm and members of the engagement team have with the corporation and others that may affect the auditor’s independence.

•
Preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations.  The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full committee at its next scheduled meeting.

•	Providing guidance and oversight to the internal audit function of the corporation, including review of the organization, budget, staffing, plans and results of such activity.

•
Reviewing financial statements (including quarterly reports) with management and the independent auditor.  It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate.  Annually, after satisfactory review by the committee, the company’s audited financial statements will be approved by the board of directors for inclusion in the annual report of Form 10-K to be filed with the Securities and Exchange Commission.

•
Reviewing with management Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

•	Discussing with management and the auditors the quality and adequacy of the company’s internal controls over financial reporting and reporting processes.

•	Discussing with the independent auditor its judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•
Reviewing and discussing with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

•
Discussing with management, the internal auditors and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the corporation and the steps that have been taken to minimize such risks.  It is anticipated that such discussions will include the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

•
Establishing procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal control over financial reporting or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Approving any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

•	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusion) suitable for submission to the shareholders.

•	Reviewing any “related party transactions,” as defined by applicable NASDAQ rules, and determining whether to ratify or approve such transactions.

•	Performing any other activities consistent with this charter, the corporation’s bylaws and governing law that the committee or the board may deem necessary or appropriate.

•	Conducting an annual review of this charter and updating it as appropriate.

Revised and restated as of August 3, 2004.

Annex B

AIR T, INC.

CHARTER
OF THE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, and in monitoring a process to assess Board and Board committee effectiveness.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, NASDAQ rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate.  The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1) Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2) Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by stockholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3) Recommend to the Board director nominees to be presented for stockholder approval at each annual meeting of stockholders and to fill any vacancies between annual meetings.

(4) Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

B-1

(5) Recommend to the Board the membership of the various Board committees.

(6) Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees, and oversee the annual self-evaluations.

(7) Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

V.           PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance.  In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees.  The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements.  The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

B-2

Annex C

Proposed Amendment to the Certificate of Incorporation of Air T, Inc.

Article 9 would be added to the certificate of incorporation to read as follows:

9.
To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation, its stockholders or otherwise for monetary damage for breach of his or her duty as a director.  Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

C-1

[Intentionally left blank.]

[Missing Graphic Reference]

AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 25, 2008
AND
PROXY STATEMENT

AUGUST 14, 2008

Front
                    AIR T, INC.
Revocable Proxy                     ANNUAL MEETING OF STOCKHOLDERS
                    to be held on September 25, 2008
                    This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints Walter Clark, John Parry and Erlene Geddes as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Air T, Inc. (the “Company”) held on record by the undersigned on August 1, 2008, at the annual meeting of shareholders to be held on September 25, 2008 or any adjournment thereof.

1.      ELECTION OF DIRECTORS for terms expiring in 2009

______FOR all nominees listed below                                                                   ______ WITHHOLD AUTHORITY
             (except as marked to the contrary below)                                                                 to vote for all nominees listed below
(INSTRUCTION:  To withhold authority to vote for any nominee(s) strike a line through the name(s) in the list below.)

Walter Clark                           John Parry                                   William H. Simpson                                      Claude S. Abernethy, Jr.

Sam Chesnutt	Allison T. Clark	George C. Prill	Dennis A. Wicker	J. Bradley Wilson

2.	PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION as set forth in Annex C to the Company’s Notice of Meeting and Proxy Statement dated August 14, 2008

__________FOR	__________AGAINST	_________ABSTAIN

3.	PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC as the Company’s independent registered public accountants
__________FOR	__________AGAINST	_________ABSTAIN

4.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE OPPOSITE SIDE OF THIS PROXY, FOR THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated August 14, 2008, and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:                                                              , 2008

                            Signature

                                               Signature if held jointly

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